POWER OF ATTORNEY
For executing Forms 3, 4 and 5


Know all by these presents that the undersigned hereby constitutes and appoints each of ROY STAHL,
 BRIAN DINGERDISSEN and BARBARA A. CUMMINGS signing, his/her true and lawful attorney-in-fact to execute for an on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder;

1)	do and perform any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and the timely filing of such form with the United States Securities and Exchange
Commission and any other authority; and

2)	take any other action of any type
whatsoever in connection with foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each
such attorney-in-fact full power and
authority to do and perform all and every
 act and thing whatsoever requisite,
necessary and proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation,
 hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigneds responsibilities
 to comply with Section 16 of the Securities and Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused
 this Power of Attorney to be executed as of this day of 2006.
Andrew Sordoni